Exhibit 3.57
ARTICLES OF INCORPORATION
OF
SOUTHERN PLASTICS INC.

STATE OF LOUISIANA	:
:
PARISH OF CADDO	:
     BE IT KNOWN, that on this 5th day of April, A. D., 1966, personally came and appeared before me, the undersigned Notary Public, the several subscribers hereto, all of full age of majority, who declared that availing themselves of the provisions of the Business Corporation’s Law (LSA-R.S. 12:1 et seq.), they do hereby organize themselves, their successors and assigns, into a corporation in pursuance of said law, under and in accordance with the following Articles of Incorporation, to-wit:
ARTICLE I. “NAME”
     The name of this corporation is-
Southern Plastics Inc.
ARTICLE II. “OBJECTS AND PURPOSES”
     The objects and purposes for which this corporation is organized and the nature of the business or businesses to be carried on by it, are stated and declared to be as follows, to-wit:
     To manufacture and distribute plastic mirror hardware, other plastic items, and related items, including custom injection molding.

To acquire, deal with, enoumber, allienate, sell, exchange, and otherwise dispose of movable and immovable property, and real, personal and mixed property.
To own and operate bank accounts; to make, endorse and issue checks, promissory notes and bills of exchange; to borrow money, and to mortgage, pledge or pawn corporate assets to secure repayment of the indebtedness of the corporation;
To buy, sell and otherwise deal in notes, bonds, stocks, or other investments; subscribe or cause to be subscribed for and to purchase or otherwise acquire, hold for investment, sell, assign, transfer, mortgage, pledge, exchange, distribute or otherwise dispose of the whole or any part of the share of the corporate stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations and other evidences of indebtednesses of any corporation, partnership or individual; to loan money, unsecured or secured by mortgages, stocks, bonds, accounts, promissory notes, commodities, pledges of personal property, warehouse receipts, evidences of deposit and storage of personal property, bills of lading, interest in estates, and other collateral;
None of the above powers by any implication or construction shall be deemed to grant the Corporation the power of carrying on the business of banking, contrary to any state or federal law, administrative order or regulation.
The Corporation shall have such other powers as may be necessary or convenient in exercising the specific powers enumerated above.
ARTICLE III. “DURATION”
Its duration is ninety-nine (99) years from date hereof.

ARTICLE IV. “REGISTERED OFFICE”
     The location and post office address of its registered office is -
200 Edwards Street
P. O. Box 1481
Shreveport, Louisiana
(Caddo Parish)
ARTICLE V. “REGISTERED AGENTS”
     The full names and post office addresses of its registered agents are:

C. J. Richards, Jr.,	200 Edwards Street, P. O. Box 1481, Shreveport, Louisiana

Mrs. Beverly H. Richards,	200 Edwards Street, P. O. Box 1481, Shreveport, Louisiana
ARTICLE VI. “AUTHORIZED SHARES”
     The total authorized number of shares is two thousand (2,000) shares without nominal or par value.
     Without necessity of action by the shareholders, shares of stock without par value may be issued by the corporation, from time to time, for such consideration as may be fixed, from time to time by the Board of Directors, and any and all such shares so issued, if the full fixed consideration, whether cash and/or property and/or good will, for such shares has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment, and the holder of such shares shall not be liable for any further payment thereon.

ARTICLE VII. “PAID-IN CAPITAL”
     The amount of paid-in capital with which the corporation shall begin business is Thirty Thousand and No/100 ($30,000.00) Dollars, which will be paid in cash to the extent of $1,000.00 and in property to the extent of $29,000.00, which property has been valued by the undersigned incorporators in said amount.
ARTICLE VIII. “DIRECTORS”
     The names of the first directors, their post office address and the terms of office are as follows:

C. J. Richards, Jr.,	200 Edwards Street, P. O. Box 1481, Shreveport, Louisiana

Mrs. Beverly H. Richards,	200 Edwards Street, P. O. Box 1481, Shreveport, Louisiana

Mrs. Lula G. Thompson,	200 Edwards Street, P. O. Box 1481, Shreveport, Louisiana
     Unless and until otherwise provided in the by-laws, all of the corporate powers of this corporation shall be vested in and the business affairs of the corporation shall be managed by a board of not less than three nor more than five directors.
     The Board of Directors shall have authority to make and alter the by-laws, including the right to make or alter by-laws fixing their qualifications, classifications or term of office.

or fixing or increasing their compensation, subject to the power of the shareholders to change or repeal the by-laws so made.
     Unless or until otherwise provided in the by-laws, directors shall hold office for one year, or until their successors have been duly elected and qualified; but the number, classification, qualifications, terms of office, manner of election, times and places of meetings, and the powers and duties of directors shall be as, from time to time, fixed by the by-laws. Any director absent from a meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director, filed with the Secretary.
ARTICLE IX - “INCORPORATORS”
     The names and post office addresses of the incorporators, and a statement of the number of shares subscribed by each are as follows:

C. J. Richards, Jr., 200 Edwards Street, P. O. Box 1481, Shreveport, Louisiana, 295 shares

Mrs. Beverly H. Richards, 200 Edwards Street, P. O. Box 1481, Shreveport, Louisiana, l share

Mrs. Lula G. Thompson, 200 Edwards Street, P. O. Box 1481, Shreveport, Louisiana, 1 share
It is the intent of the organizers that this corporation be a Small Business Corporation, as defined in Section 1244, Internal Revenue Code of 1954. Stock is issued pursuant to a plan contained in Article VII.

ARTICLE X - “RIGHT TO PURCHASE
and/or REDEEM SHARES”
     The corporation may purchase and/or redeem its own shares in the manner and under the conditions provided in Sections 23 and 45 of the Business Corporation Law. Such shares so purchased (unless it is desired that such shares shall be cancelled) shall be considered treasury shares, and may be reissued and disposed of as authorized by law, or may be cancelled and the capital stock reduced, as the Board of Directors may, from time to time, determine.
ARTICLE XI. “DIVIDENDS”
     If at any time this corporation should own wasting assets intended for sale in the ordinary course of business, or shall own property having a limited life, it may pay dividends from the net profits arising from such asset, without deduction for depreciation or depletion of assets thereby sustained.
ARTICLE XII. “BY-LAWS”
     The Board of Directors shall have authority to make and alter by-laws, including the right to make or alter by-laws fixing their qualifications, classifications, or term of office, or fixing or increasing their compensation, subject to the power of the shareholders to change or repeal the by-laws so made.

     THUS DONE AND SIGNED in my office in the City of Shreveport, Caddo Parish, Louisiana, on the date above set forth, in the presence of the undersigned competent witnesses, and me, Notary, after due reading of the whole.

INCORPORATORS:

/s/ C. J. Richards, Jr. C. J. Richards, Jr.

/s/ Beverly H. Richards Mrs. Beverly H. Richards

/s/ Lula G. Thompson Mrs. Lula G. Thompson

Attest :

/s/ Sandra B. Hadwin Sandra B. Hadwin

/s/ May S. Stacy May S. Stacy

/s/ Twain K. Giddens, Jr. Notary Public in and for
Caddo Parish, Louisiana.
Twain K. Giddens Jr.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:30 PM 02/02/1993 930335525 – 2223557

STATE OF LOUISIANA
PARISH OF CADDO
UNANIMOUS CONSENT AGREEMENT OF DIRECTORS
AND STOCKHOLDERS TO AMEND CORPORATE CHARTER
     Acting pursuant to the laws of the State of Louisiana, we, the undersigned, being all of the shareholders and directors of record of SOUTHERN PLASTICS, INC., a corporation existing under the laws of the State of Louisiana, domiciled in Shreveport, Caddo Parish, Louisiana, organized pursuant to law on April 5, 1966, hereby consent to the following corporate action on part of such corporation, and do hereby amend the original articles of incorporation as follows:
1.
     Article IV “REGISTERED OFFICE” is amended to read as follows:
     “The location and post office address of its registered office is 5202 Interstate Avenue, P. O. Box 9159, Shreveport, Caddo Parish, Louisiana.”
2.
     Article V “REGISTERED AGENTS” is amended to read as follows:
     “The full names and post office addresses of its registered agents are:
1)	James W. Eggers, 5202 Interstate Avenue, Shreveport, Louisiana 71109;

2)	H. F. Sockrider, Jr., 1004 Mid South Tower, Shreveport, Louisiana 71101.”
3.
     Article VIII “DIRECTORS” is amended to read as follows:
     “The names of the directors and their addresses are amended as follows:
1)	James W. Eggers, 5202 Interstate Avenue, Shreveport, Louisiana 71109;

2)	Thornton D. Hooper, Jr., Boothbay Harbor, Maine 04538, and

3)	Adrian S. Hooper, 222 South Waterloo Road, Davon, Pennsylvania 19333.
     The remainder of Article VIII of the original articles of incorporation are left to read as they originally read and as if reiterated and adopted herein.
4.
     Article XIII “OFFICERS” is hereby added to read as follows:
     “The following officers are the officers of the corporation until their successors are duly elected:
1)	President James W. Eggers

2)	Vice President Thornton D. Hooper, Jr.

3)	Secretary-Treasurer Adrian S. Hooper

4)	Assistant Secretary H. F. Sockrider, Jr.
     The above changes were authorized by resolution duly adopted by the Board of Directors and shareholders of SOUTHERN PLASTICS, INC.
     IN WITNESS WHEREOF, the undersigned directors and stockholders have hereunto signed their names on this 2nd day of March, 1970, before me, Notary Public.

/s/ James W. Eggers
JAMES W. EGGERS

/s/ Thornton D. Hooper, Jr.
THORNTON D. HOOPER, JR.

/s/ Adrian S. Hooper
ADRIAN S. HOOPER

/s/ [ILLEGIBLE]
NOTARY PUBLIC

ARTICLES OF AMENDMENT TO THE ARTICLES OF
INCORPORATION OF SOUTHERN PLASTICS, INC.
     On May 20, 1976, the shareholders of Southern Plastics, Inc., a Louisiana corporation, by written consent of the holders of all of the outstanding shares of common stock entitled to vote, amended its Articles of Incorporation as follows:
     Article VI was amended to read:
ARTICLE VI. “AUTHORIZED SHARES”
     The total authorized number of shares shall be fifty thousand (50,000) shares without nominal or par value. These shares shall be divided as follows:
(a)	40,000 shares shall be “Class A” common stock without nominal or par value and shall be voting shares.

(b)	10,000 shares without nominal or par value shall be “Class B” shares and shall have all rights of the “Class A” shares except the right to vote at shareholder meetings.
     The remainder of Article VI shall remain the same as in the original Articles.
     There shall be added Article XIII to the original Articles of Incorporation, which shall read as follows:
ARTICLE XIII.
“SALES AND OTHER TRANSFERS OF STOCK”
     A. No stock in this corporation shall be transferred unless the stock shall have been first offered for sale to the corporation, and, if the corporation shall fail or refuse to accept the offer, to each of the other stockholders of this corporation. The offeree shall have an option to purchase the stock to be transferred at the following price: At the same price and on the same terms and conditions as the offeror shall have been offered by a third person at arm’s length, acting in good faith. The offer shall be in writing and shall set forth the price and terms on which the stock is offered. It shall be sent by registered mail to the President and Secretary of the corporation and to each stockholder at the address listed on the corporation books. The right to transfer stock shall not exist until the corporation and all existing stockholders either refuse in writing the offer so made, or waive the requirement of an offer in writing, or until they fail for a period of thirty (30) days after receipt of the written offer to accept it by compliance with the terms therein set forth. Regulations as to the formalities and procedures to be followed in effecting the transfer may be prescribed in the bylaws of the corporation.
     B. Should the corporation be unable or unwilling for any reason to exercise its option as granted above, the option may be exercised by such stockholders as desire to exercise it, in the proportions in which these stockholders hold stock in the corporation.
     C. After the expiration of the option period, no transfer at a price less than has been offered to the corporation and the other stockholders, or on terms or conditions varying from those stated in the letter notifying the corporation and the stockholders of a proposal to transfer, shall be valid, until the right shall have been offered to the corporation and the stockholders to purchase the stock proposed to be transferred at the precise price and on the precise terms and conditions which were offered to or by the stockholder who proposes to transfer his stock.
     D. The stockholders in this corporation may make agreements, either in bylaws or by a shareholder agreement, between themselves relative to the purchase, among themselves, of the stock of this corporation in the event of the death, insanity, retirement or disability of any stockholder, and in the event of a transfer of his stock by donation to the stockholder’s spouse and linear descendants. A copy of any such agreement shall be filed with the Secretary or Secretary-Treasurer of this corporation, and the provisions of any such agreement shall be binding upon the persons who are parties to it and their respective heirs, administrators, legatees, executors and assigns.
     E. Except as to a transfer on death or a gift of the stock of a stockholder to his spouse or linear descendants (which shall be controlled if at all by the bylaws or by a shareholder agreement), no sale, mortgage, pledge, conveyance, transfer, seizure, donation, sale under legal process or attachment, or by virtue of any pledge or hypothecation, and no other disposal of stock of any nature whatsoever shall have any effect as related to the corporation or its stockholders, nor shall it be valid in any fashion until the option period provided above shall have expired.
     These Articles of Amendment are dated May 20, 1976.

SOUTHERN PLASTICS, INC.
By:	/s/ James W. Eggers
James W. Eggers, President

By:	/s/ Adrian S. Hooper
Adrian S. Hooper, Secretary

STATE OF LOUISIANA	:
	:	ACKNOWLEDGMENT
PARISH OF CADDO	:
     BEFORE ME, the undersigned authority, personally came and appeared JAMES W. EGGERS and ADRIAN S. HOOPER, to me known to be the President and Secretary, respectively, of SOUTHERN PLASTICS, INC., and the persons who executed the foregoing instrument in such capacities, and who, being duly sworn, acknowledged in my presence and in the presence of the undersigned witnesses, that they were authorized to and did execute the foregoing instrument in such capacities for the said corporation, as its and their free act and deed.
     IN WITNESS WHEREOF, the appearers and witnesses and I have hereunto affixed our signatures on this 20th day of May, 1976.
WITNESSES:

/s/ Betty M. Jackson	/s/ James W. Eggers
James W. Eggers

/s/ Nancy Hodgkinson	/s/ Adrian S. Hooper
Adrian S. Hooper

/s/ [ILLEGIBLE]
Notary Public in and for
Caddo Parish, Louisiana

STATE OF LOUISIANA
PARISH OF CADDO
CERTIFICATE OF CHANGE OF REGISTERED AGENT

TO:	SECRETARY OF STATE P. O. Box 44125 Baton Rouge, Louisiana 70804
     The undersigned corporation, organized and existing under the laws of the State of Louisiana for the purpose of changing one of its registered agents in Louisiana, represents that:
1.
     The name of the corporation is SOUTHERN PLASTICS, INC.
2.
     Its registered office is located at 5202 Interstate Avenue, Shreveport, Louisiana 71109
3.
     H. F. Sockrider, Jr. has resigned as registered agent for this corporation and the corporation has taken action to substitute Fred H. Sutherland as one of its agents for service of process.
4.
     Accordingly, the names of the registered agents are:
James W. Eggers
5202 Interstate Avenue
Shreveport, Louisiana 71109
Fred H. Sutherland
1103 Beck Building
Shreveport, Louisiana 71101
     The above change was authorized by resolution duly adopted by the Board of Directors of Southern Plastics, Inc.

     IN WITNESS WHEREOF, the undersigned corporation has caused this report to be executed in its name by its President, attested by its Assistant Secretary this 21st day of December, 1984.

SOUTHERN PLASTICS, INC.
By:	/s/ James W. Eggers
James W. Eggers
President

Attest:

/s/ Fred H. Sutherland
Fred H. Sutherland
Assistant Secretary

STATE OF LOUISIANA
PARISH OF CADDO
     I, MARY G. KELLOGG, a Notary Public, do hereby certify that on the 21st day of December, 1984, personally appeared before me JAMES W. EGGERS, who declares that he is President of Southern Plastics, Inc., and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal on the day and year before written.

/s/ Mary G. Kellogg
Mary G. Kellogg
Notary Public Caddo Parish, Louisiana MARY G. KELLOGG NOTARY PUBLIC Caddo Parish Louisiana My Commission is for Life

RESOLUTION OF THE BOARD OF DIRECTORS
OF SOUTHERN PLASTICS, INC.
ADOPTED DECEMBER 21, 1984
     “Be it resolved that the resignation of H. F. Sockrider, Jr. as Assistant Secretary and Agent for Service of Process for the Corporation, be accepted, and that Fred H. Sutherland be duly elected Assistant Secretary and appointed as one of the Agents for Service of Process for this corporation.”
     I, Fred H. Sutherland, Assistant Secretary of Southern Plastics, Inc., hereby certify that the above and foregoing is a true and correct copy of a resolution unanimously adopted at a meeting of the Board of Directors of Southern Plastics, Inc. held on the 21st day of December, 1984, at which a quorum of the directors were present and in attendance.
     Thus done and signed on this 31st day of December, 1984.

/s/ Fred H. Sutherland
Fred H. Sutherland
Assistant Secretary of Southern Plastics, Inc.

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
SOUTHERN PLASTICS, INC.
     On October 15, 1992, the shareholders of Southern Plastics, Inc., a Louisiana corporation, by written consent of the holder of all the outstanding shares of common stock entitled to vote on the matter, amended Article VI of the Articles of Incorporation to read as follows:
          ARTICLE VI. “AUTHORIZED SHARES”
     The total authorized number of shares shall be twenty thousand (20,000) shares without nominal or par value. These shares shall be divided as follows:
(a)	15,000 shares shall be “Class A” common stock without nominal or par value and shall be voting shares.

(b)	5,000 shares without nominal or par value shall be “Class B” shares and shall have all rights of the “Class A” shares except the right to vote at shareholder meetings.
     Without necessity of action by the shareholders, such authorized shares of stock may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors. Stock may be issued in exchange for cash, services actually rendered to the Corporation, or in exchange for property transferred to the Corporation. Any and all such shares when issued shall be fully paid and non-assessable and shall be represented by certificates signed by the president and secretary.

     These Articles of Amendment are dated October 15, 1992.

SOUTHERN PLASTICS, INC.
By:	/s/ James W. Eggers
James W. Eggers, President

By:	/s/ Fred H. Sutherland
Fred H. Sutherland,
Assistant Secretary

STATE OF LOUISIANA	:
	:	ACKNOWLEDGEMENT
PARISH OF CADDO	:
     BEFORE ME, the undersigned authority, personally came and appeared JAMES W. EGGERS and FRED H. SUTHERLAND, to me known to be the President and Assistant Secretary, respectively, of SOUTHERN PLASTICS, INC., and the persons who executed the foregoing Articles of Amendment in such capacities, and who, being duly sworn, acknowledged in my presence and in the presence of the undersigned witnesses, that they were authorized to and did execute the foregoing instrument in such capacities for the said Corporation, as its and their free act and deed.
     IN WITNESS WHEREOF, the appearers and witnesses and I have hereunto affixed our signatures on this 15th day of October, 1992, at Shreveport, Caddo Parish, Louisiana.
WITNESSES:

/s/ Mary G. Kellogg	/s/ James W. Eggers

Mary G. Kellogg	James W. Eggers

/s/ [ILLEGIBLE]	/s/ Fred H. Sutherland

Fred H. Sutherland
/s/ Roy L. Beard

Notary Public in and for
Caddo parish, Louisiana
ROY L. BEARD, Notary Public
Caddo Parish, Louisiana
My Commission is for Life

W. Fox McKeithen
Secretary of State

DISCLOSURE OF OWNERSHIP
(R.S. 12:25 E, 12:205 E and 12:304 A (II))

Enclose $20 filing fee
Make remittance payable to
Secretary of State
Do Not Send Cash

Return to: Commercial Division
P. O. Box 94125
Baton Rouge, LA 70804-9125
Phone (225) 925-4704
Web Site: www.sec.state.la.us

State of LOUISIANA **Parish/County of** CADDO

BEFORE ME, the undersigned Notary in and for the parish/county herein above shown, personally came and appeared the undersigned who, after being duly sworn, did depose and say that:

SOUTHERN PLASTICS INC. DIVISION OF ALCOA CSI
Corporation Name

is contracting with the state and listed below are the names and addresses of all persons or corporate entities who hold ownership interest of five percent or more in the corporation or who hold by proxy the voting power of five percent or more in the corporation and, if anyone is holding stock in his own name that actually belongs to another, the name of the person for whom held, including stock held pursuant to a counter letter.

1. Persons or corporate entities owning 5% or more:

ALCOA CSI 6625 NETWORK WAY SUITE 200 INDIANAPOLIS, IN 46278
Name Address

Name Address

Name Address

2. Persons or corporate entities who hold by proxy the voting power of 5% or more:

Name Address

Name Address

Name Address

3. Stock held for others and for whom held:

Name Address

For Whom Held Address

Name Address

For Whom Held Address

Name Address

For Whom Held Address

SECRETARY OF STATE
2003 SEP 10 AM 9:23

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 9-3-03

Corporation Representative

PHEBE REEL Notary
Notary Public State of Texas
Comm. Exp. 6-26-2004

(See instructions on back)

320 Rev. 1/01

Jay Dardenne
Secretary of State

NOTICE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF REGISTERED AGENT

(R.S. 12:104 & 12:236)

Enclose $25 filing fee Domestic Corporation (Business or Non Profit) Make remittance payable to Secretary of State *Do Not Send Cash*	Return to: Commercial Division P. O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

Corporation Name: Southern Plastics, Inc.

CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation's registered office. The new registered office is located at: ______

______ ______

______
To be signed by an officer or a director — Date

CHANGE OF REGISTERED AGENT(S)

Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation's registered agent(s). The name(s) and address(es) of the new registered agent(s) is/are as follows: C T Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

Steven P. Zimmer 1/5/07
President, Vice President or Secretary — Date
Steven P. Zimmer Secretary

AGENT'S ACCEPTANCE AND ACKNOWLEDGEMENT OF APPOINTMENT

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

James M. Newsome
JAMES M. NEWSOME
Special Assistant Secretary

Sworn to and subscribed before me, the undersigned Notary Public, on this date: January 8, 2007
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
BRIGID A. DOUGHERTY, Notary Public
City of Philadelphia, Phila. County
My Commission Expires July 22, 2008

Brigid A. Dougherty
Notary Signature

[illegible] Rev. [illegible]
LA097 - 11/13/06 C T System Online

(See instructions on back)

NOTICE OF NEW ADDRESS OF REGISTERED
AGENT FOR SERVICE OF PROCESS
     Notice is hereby given pursuant to Louisiana R.S. Title 12:104; 308; 236; 1308; 1350 and 9:3432; 9:3422; 9:3401 of the new address of C T Corporation System in the State of Louisiana where process may be served for the domestic and foreign profit corporations, non profit corporations, limited liability companies and limited partnerships represented by C T Corporation System as shown on the records of the Secretary of State.
     The agent for service of process, C T Corporation System, was formerly located at: 8550 United Plaza Blvd., Baton Rouge, Louisiana 70809. The new address for the said agent for service of process is: 5615 Corporate Blvd, Suite 400B, Baton Rouge, Louisiana 70808.
     Please record the change of registered address for the entities shown on the record of the Secretary of State as being represented by C T Corporation System, as the registered agent. The list of entities is attached to this notice. These entities may now be served at the new address of the agent for service of process as set forth above as of the date of this document is received and filed with the Secretary of State of Louisiana.
     I, Kenneth Uva, Vice President of C T Corporation System, hereby declare the contents of this Notice true to the best of my knowledge and belief as of this 28th day of January, 2008.

C T CORPORATION SYSTEM

/s/ Kenneth Uva Kenneth Uva, Vice President
     Sworn to and subscribed before me, the undersigned Notary Public on this date: January 28, 2008.

/s/ Laurel Jean Wellington Notary Public
LAUREL JEAN WELLINGTON
Notary Public, State of New York
No 01WE6035039
Qualified in Kings County
Certificate Filed in New York County
Commission Expires Dec. 20, 2009

	State of Louisiana	COMMERCIAL DIVISION

JAY DARDENNE	Secretary of State	Uniform Commercial Code
SECRETARY OF STATE		225.925.4704
		Fax 225.922.0452 Administrative Services 225.925.4704 Fax 225-925.4725 Corporations 225.925.4704 Fax 225-922-0435
This letter serves as certification that on or about January 29, 2008, our office created a list of the companies for which C T Corporation System serves as registered agent. As per the instructions on the previous page, referred to as Amendment 36015549, we have taken appropriate action to change this registered agent address for all of the clients of C T Corporation System.
Sincerely,
/s/ Carla Bonaventure
Carla Bonaventure
Commercial Division Administrator

Jay Dardenne
Secretary of State

NOTICE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF REGISTERED AGENT

(R.S. 12:104 & 12:236)

Enclose $25 Filing Fee
Domestic Corporation (Business or Non Profit)
Make remittance payable to Secretary of State

Do Not Send Cash

Return to: Commercial Division
P. O. Box 94125
Baton Rouge, LA 70804-9125
Phone (225) 925-4704
Web Site: www.sos.louisiana.gov

Corporation Name: Southern Plastics Inc.

CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation's registered office. The new registered office is located at:

____

To be signed by an officer or a director ____ Date ____

CHANGE OF REGISTERED AGENT(S)

Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation's registered agent(s). The name(s) and address(es) of the new registered agent(s) is/are as follows: National Registered Agents, Inc.

1011 N. Causeway, Suite 3, Mandeville, LA 70471

[signature] 2-24-09

President, Vice President or Secretary — Date

AGENT'S ACCEPTANCE AND ACKNOWLEDGEMENT OF APPOINTMENT

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

Sue Johnson
asst. secretary

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 25 feb 2009

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

[signature]

Notary Signature

CHELSEA LYN BIALOWAS
NOTARY PUBLIC-MINNESOTA
My Commission Expires Jan. 31, 2013

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
SOUTHERN PLASTICS INC.
     The undersigned Secretary of Southern Plastics Inc. (the “Corporation”), pursuant to §12:32 of the Louisiana Business Corporation Law, hereby executes the following Articles of Amendment to the Articles of Incorporation of Southern Plastics Inc.:
ARTICLE I
     Article XIII of the Articles of Incorporation of the Corporation as added by Articles of Amendment to the Articles of Incorporation of Southern Plastics, Inc. dated May 20, 1976, is hereby deleted in its entirety.
ARTICLE II
     The number of authorized shares of the Corporation is twenty thousand (20,000). The number of shares of the Corporation issued and outstanding at the time of the adoption of the amendment was fifteen thousand (15,000). The number of shares entitled to vote thereon was fifteen thousand (15,000).
ARTICLE III
     The number of shares voted for the amendment was fifteen thousand (15,000), and the number of shares voted against such amendment was zero (0).
     These Articles of Amendment are dated 9/15, 2009.

/s/ Lawrence M. Tuskey
Lawrence M. Tuskey, Secretary

~~STATE~~ OF Commonwealth of Virginia, USA

COUNTY/~~PARISH~~ OF Henrico

BE IT KNOWN, that on this 15th day of September, 2009, before me, the undersigned Notary Public, duly commissioned, qualified, and sworn within and for the Commonwealth ~~State~~ and County/Parish aforesaid, personally came and appeared Lawrence M. Tuskey, to me known to be the Secretary of Southern Plastics Inc, and the person who executed the foregoing Articles of Amendment to the Articles of Incorporation of Southern Plastics Inc. in such capacity, and who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he/she was authorized to and did execute the foregoing Articles of Amendment in such capacity for the said corporation, as its and his/her free act and deed.

WITNESSES:

Scott B. Murray
Print Name: Scott B. Murray

Lawrence M. Tuskey
Lawrence M. Tuskey, Secretary

Elizabeth A. Durrer
Print Name: Elizabeth A. Durrer

Russell J. Drayton
Print Name: Russell J. Drayton, NOTARY PUBLIC
No.: 340022

RUSSELL J. DRAYTON
Notary Public
Commonwealth of Virginia
340022
My Commission Expires Sep 30, 2012

23030095v1

JAY DARDENNE
Secretary of State

DOMESTIC CORPORATION

ANNUAL REPORT

For Period Ending
4/6/2010

27401220D

2010

Mailing Address Only **(INDICATE CHANGES TO THIS ADDRESS IN THIS BOX)**

27401220 D 1
SOUTHERN PLASTICS INC.

6641 W. BROAD ST.
RICHMOND, VA 23230

(INDICATE CHANGES TO THIS ADDRESS IN THIS BOX)
Registered Office Address in Louisiana
(Do not use P. O. Box)

5202 INTERSTATE AVENUE

SHREVEPORT, LA 71109

Federal Tax ID Number	Issued Shares

Our records indicate the following registered agents for the corporation. Indicate any changes or deletions below. All agents must have a Louisiana address. Do not use a P. O. Box.

A NEW REGISTERED AGENT REQUIRES A NOTARIZED SIGNATURE.

NATIONAL REGISTERED AGENTS, INC.
1011 N. CAUSEWAY BLVD., STE. 3 MANDEVILLE, LA 70471

I hereby accept the appointment of registered agent(s).

New Registered Agent Signature

Sworn to and subscribed before me on
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

Notary Signature **Date**

This report reflects a maximum of three officers or directors from our records for this corporation. Indicate any changes or deletions below. Include a listing of all names along with each title held and their address. Do not use a P. O. Box. If additional space is needed attach an addendum.

CHARLES T. COX 6625 NETWORK WAY, STE. 200 INDIANAPOLIS, IN 46278	Vice-President, Director
ROBERT E. SMITH 6625 NETWORK WAY, STE. 200 INDIANAPOLIS, IN 46278	Vice-President, Director
THOMAS J. DEGNAN 200 TRI-STATE INTERNATIONAL DR., STE. 500 LINCOLNSHIRE, IL 60069	President, Director

SIGN →

To be signed by an officer, director or agent	Title	Phone	Date
MICHAEL E GRAHAM (SIGNED ELECTRONICALLY)			03/18/2010
Signee's address	Email Address PENNYE.ARANA@REYNOLDSPKG.COM		(For Office Use Only)

Enclose filing fee of $25.00 Return by: 4/6/2010

Make remittance payable to Secretary of State
Do Not Send Cash
Do Not Staple

web site: www.sos.louisiana.gov **DO NOT STAPLE**

To: **Commercial Division**
P. O. Box 94125
Baton Rouge, LA 70804-9125
Phone (225) 925-4704

6

ALL UNSIGNED REPORTS WILL BE RETURNED

Annual Report Supplemental Page
for Period Ending 4/6/2010
Charter Number: 27401220D
Charter Name: SOUTHERN PLASTICS INC.

Additional Officers
LAWRENCE TUSKEY           Secretary
6641 W BROAD ST RICHMOND, VA 23230
HELEN GOLDING           Officer
SUITE 2502 LEVEL 25 CITIGROUP CENTER
2 PARK STREET SYDNEY, 2000
MICHAEL GRAHAM           Director, Treasurer
200 TRISTATE INTERNATIONAL DR #500
LINCOLNSHIRE, IL 60069